UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2022

Apria, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40053	82-4937641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7353 Company Drive

Indianapolis, Indiana 46237

(Address of Principal Executive Offices) (Zip Code)

(800) 990-9799

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	APR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously announced, on January 7, 2022, Apria, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Owens & Minor, Inc., a Virginia corporation (“Parent”), and StoneOak Merger Sub Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) with the Company surviving the Merger as an indirect, wholly owned subsidiary of Parent.

Supplemental Disclosures in Connection with Transaction Litigation

This Current Report on Form 8-K (this “Form 8-K”) is being filed to update and supplement the definitive proxy statement (the “Proxy Statement”) filed by the Company on February 22, 2022 and mailed by the Company to its stockholders commencing on February 22, 2022. The information contained in this Form 8-K is incorporated by reference into the Proxy Statement. Terms used in this Form 8-K, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.

Following the announcement of the Merger Agreement and as of the date of this Form 8-K, five lawsuits have been filed in connection with the Merger on behalf of purported individual stockholders of the Company—one lawsuit filed on February 10, 2022 in the United States District Court for the Southern District of New York, one lawsuit filed on February 16, 2022 in the United States District Court for the District of Delaware, one lawsuit filed on February 23, 2022 in the United States District Court for the District of Colorado, one lawsuit filed on March 8, 2022 in the United States District Court for the Eastern District of Pennsylvania and one lawsuit filed on March 11, 2022 in the United States District Court for the Eastern District of New York. These lawsuits, Massie vs Apria, Inc. et al., Case No. 1:22-cv-01175-JPO, Waterman vs Apria, Inc. et al., Case No. 1:22-cv-00211-MN, Bushansky vs Apria, Inc. et al., Case No. 1:22-cv-00462, Whitfield vs Apria, Inc. et al., Case No. 2:22-cv-00873, and Lapekes vs Apria, Inc. et al., Case No. 1:22-cv-01366 (collectively, the “Actions”), name the Company and individual officers and members of the Company’s board of directors as defendants. The Actions allege, among other things, that the defendants failed to disclose certain information relating to the Company’s financial projections set forth in the Proxy Statement.

The Company believes that the Actions are without merit and that no further disclosure is required to supplement the Proxy Statement under applicable law; however, to eliminate the burden, expense, and uncertainties inherent in such litigation, and without admitting any liability or wrongdoing, the Company has agreed to make certain supplemental disclosures to the Proxy Statement as set forth below. Nothing in these supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein. The defendants have vigorously denied, and continue vigorously to deny, that they have committed any violation of law or engaged in any of the wrongful acts that were alleged in the Actions. In consideration for such supplemental disclosures by the Company, plaintiffs in the Actions have agreed to voluntarily dismiss the Actions.

Supplements to the Proxy Statement

The supplemental disclosures to the Proxy Statement set forth in this Form 8-K below should be read alongside the Proxy Statement, which should be read in its entirety, and to the extent that information in this Form 8-K differs from or updates information contained in the Proxy Statement, this Form 8-K shall supersede the information in the Proxy Statement. Defined terms used but not otherwise defined herein have the meanings set forth in the Proxy Statement.

1.    The section of the Proxy Statement entitled “The Merger—Opinion of Apria’s Financial Advisor” is hereby amended and supplemented as follows:

A.    By adding the underlined and bolded text, and removing the strikethrough text, below from the first paragraph under the heading entitled “Illustrative Present Value of Future Share Price Analysis”:

Goldman Sachs performed an analysis of the implied present value of an illustrative future value per share of Apria common stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s financial multiples. Using the Forecasts, Goldman Sachs first calculated illustrative implied future enterprise values of Apria as of September 30 for each of fiscal years 2021, 2022 and 2023 by applying (x) enterprise value to next-twelve-month (“NTM”) Adjusted EBITDA Less Patient Equipment Capex multiples ranging from 9.5x to 11.5x to (y) the estimated NTM Adjusted EBITDA Less Patient Equipment Capex for the NTM beginning on September 30, 2021, September 30, 2022 and September 30, 2023, respectively. The enterprise value to NTM Adjusted EBITDA Less Patient Equipment Capex multiples used in this analysis were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account, among other things, current and historical NTM Adjusted EBITDA Less Patient Equipment Capex multiples for Apria. Goldman Sachs then subtracted the net debt of Apria of $385 million as of September 30, 2021, as provided by management of Apria, from the respective illustrative implied future enterprise values in order to derive a range of illustrative implied future equity values for Apria as of September 30 for each of fiscal years 2021, 2022 and 2023. Goldman Sachs then divided such illustrative implied future equity values by the ~~number of~~ 38.59 million fully-diluted shares of Apria common stock outstanding (using the treasury stock method) as of January 5, 2022, as provided by management of Apria, to derive a range of implied future share prices as of September 30, 2021, September 30, 2022 and September 30, 2023, respectively. Goldman Sachs then discounted such implied future share prices back to September 30, 2021 using an illustrative discount rate of 8.8%, reflecting an estimate of Apria’s cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for Apria, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $29.72 to $37.16 per share of Apria common stock.

B.    By adding the underlined and bolded text, and removing the strikethrough text, below from the third paragraph under the heading entitled “Illustrative Discounted Cash Flow Analysis”:

Goldman Sachs derived ranges of illustrative enterprise values for Apria by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Apria the net debt of Apria of $385 million as of September 30, 2021, as provided by the management of Apria, to derive a range of illustrative equity values for Apria. Goldman Sachs then divided the range of illustrative equity values it derived by the ~~number of~~ 38.59 million fully-diluted shares of Apria common stock outstanding (using the treasury stock method) as of January 5, 2022, as provided by the management of Apria, to derive a range of illustrative present values per share of Apria common stock. Using the Forecasts, and as set forth in the January 7 Presentation, this analysis indicated a range of illustrative present values per share of Apria common stock ranging from $31.74 to $43.99, and using the Corrected Forecasts, this analysis indicated a range of illustrative present values per share of Apria common stock ranging from $32.16 to $44.43.

C.    By adding the underlined and bolded text and summary table below from the first paragraph under the heading entitled “Premia Paid Analysis”:

Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for transactions announced during the period from January 2017 through December 2021 that involved the acquisition of all of the outstanding equity of a U.S. public company with an enterprise value of $500,000,000 to $2,000,000,000, including: (i) 60 such transactions for the calendar year 2017, (ii) 57 such transactions for the calendar year 2018, (iii) 42 such transactions for the calendar year 2019, (iv) 36 such transactions for the calendar year 2020 and (v) 55 such transactions for the calendar year 2021. For such period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premiums of the price paid in these 250 transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. This analysis indicated a median premium of 16%, a 25th percentile premium of 7% and a 75th percentile premium of 25% during such period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 7% to 25% to the undisturbed closing price per share of Apria common stock of $30.18 as of January 5, 2022, and calculated a range of implied equity values per share of Apria common stock of $32.29 to $37.73 per share of Apria common stock. The following table shows a summary of the results of this review:

Entire Period	Premium to Undisturbed Closing Price of $30.18 as of January 5, 2022
Top Quartile	25%
Median	16%
Bottom Quartile	7%

Calendar Years
2017 Median	16%
2018 Median	21%
2019 Median	12%
2020 Median	11%
2021 Median	19%

2.    The section of the Proxy Statement entitled “Certain Financial Projections” is hereby amended and supplemented as follows:

Under the caption “Financial Projections”, the table and related footnotes on page 56 of the proxy statement are replaced in their entirety as follows:

Financial Projections(1)

(US$ in millions, except per share data)	2021E	2022E	2023E	2024E
Net Revenue	$1,136	$1,200	$1,260	$1,321
Net Income	$64	$78	$89	$99
Interest Expense (Net)	$8	$11	$3	$3
Income Taxes	$26	$28	$32	$36
Depreciation and Amortization	$115	$115	$123	$127
Other Non-Recurring Items	$18	$7	$7	$7
Adjusted EBITDA(2)	$232	$240	$254	$272
Patient Equipment Capex(3)	$91	$103	$107	$123
Adjusted EBITDA Less Patient Equipment Capex	$141	$137	$147	$149
Estimated Cash Taxes (Net)	$31	$33	$35	$38
Capital Expenditures	$102	$114	$119	$135
Other Cash Flow Items	$(4)	$(8)	$8	$9
Unlevered Free Cash Flow(4)	$95	$85	$109	$107

(1)

Subsequent to the announcement of the merger, on January 14, 2022, as part of an ongoing process to refine its preliminary budget for 2022, members of Apria’s management identified an error in the amount of depreciation and amortization reflected in the Financial Projections for 2022 through 2024. During the preparation of the Financial Projections, Apria’s management increased the amount of projected Patient Equipment Capex reflected in the Financial Projections for 2022 through 2024 as a result of an expected change in Apria’s equipment leasing and ownership practices; however, a concomitant increase in depreciation (and decrease in cash taxes) was erroneously not reflected in the Financial Projections. This error does not affect any of the figures reflected above except Unlevered Free Cash Flow for 2022, 2023 and 2024, which would have been $88, $110 and $109, respectively, as a result of the decrease in cash taxes. Because of this error, Goldman Sachs reviewed its financial analyses and, if the correct amount of cash taxes had been taken into account, the discounted cash flow analysis reflected in Goldman Sachs’s financial analyses would have resulted in a range of illustrative present values per share of Apria common stock of $32.16 to $44.43 (rather than $31.74 to $43.99), as more fully described in the section of the proxy statement entitled “The Merger Proposal (Proposal 1)—Opinion of Apria’s Financial Advisor”. Nevertheless, on January 21, 2022, Goldman Sachs confirmed to the Apria Board that, had Goldman Sachs performed its financial analyses using the corrected Financial Projections, there would have been no change to the conclusion set forth in the written opinion of Goldman Sachs.
(2)

“Adjusted EBITDA” is defined as net income before the impact of interest income, interest expense, income taxes, and depreciation and amortization as well as other non-recurring items typically identified in Apria’s financial statements.

(3)	“Patient Equipment Capex” is defined as the patient equipment received less the net book value of dispositions of patient equipment.
(4)

“Unlevered Free Cash Flow” is defined as EBIT (which is Adjusted EBITDA less depreciation and amortization), less estimated cash taxes, plus depreciation and amortization, less capital expenditures and other cash flow items. The calculation of Unlevered Free Cash Flow was not expressly included in the Financial Projections but was derived from the Financial Projections and is included for reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APRIA, INC.

Date: March 14, 2022	/s/ Michael-Bryant Hicks
Name: Michael-Bryant Hicks
Title: Executive Vice President, General Counsel and Secretary